ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140711488-66
	Filing Date and Time: 10/12/2014 4:11 PM
	Entity Number: E0521442014-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: QUEST MANAGEMENT INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

DIRECT ENTERPRISE SERVICES
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

8544 MANALANG RD, LAS VEGAS, Nevada 89123
Street Address, City, Zip Code

8544 MANALANG RD, LAS VEGAS, Nevada 89123
Mailing Address (if different from street address), City, Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DMITRIJ OZOLINS
Name
8544 MANALANG RD, LAS VEGAS, NV 89123
Street Address, City, State, Zip Code

2) ______
Name
Street Address, City, State, Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DMITRIJ OZOLINS — X DMITRIJ OZOLINS
Name — **Incorporator Signature**

8544 MANALANG RD, LAS VEGAS, NV 89123
Address, City, State, Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X DIRECT ENTERPRISE SERVICES — 10/12/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.